As filed with the Securities and Exchange Commission on October 5, 2004
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REINSURANCE GROUP OF AMERICA, INCORPORATED
(Exact name of registrant as specified in its charter)

Missouri	43-1627032
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1370 Timberlake Manor Parkway Chesterfield, Missouri	63017-6039
(Address of Principal Executive Offices)	(Zip Code)

Reinsurance Group of America, Incorporated Flexible Stock Plan for Directors
(Full title of the plans)

JACK B. LAY
Executive Vice President and Chief Financial Officer Reinsurance Group of America, Incorporated 1370 Timberlake Manor Parkway Chesterfield, Missouri 63017-6039 (636) 736-7000
(Name, address and telephone number of agent for service)

Copy to:

R. RANDALL WANG, ESQ.
Bryan Cave LLP 211 North Broadway, Suite 3600 St. Louis, Missouri 63102-2750 (314) 259-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount of Shares to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)(3)

Common Stock, par value $0.01 per share	100,000	$40.83	$4,083,000	$518

(1)

This Registration Statement also covers such additional shares of Common Stock of the Registrant as may be issuable pursuant to anti-dilution provisions of the Reinsurance Group of America, Incorporated Flexible Stock Plan for Directors. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the options covered hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

Pursuant to Rule 457(c) and Rule 457(h), the Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are computed on the basis of the average of the high and low trading prices for the Common Stock on September 28, 2004, as reported on the New York Stock Exchange.

(3)

A registration fee of $814 was paid in connection with the registration of 112,500 shares of Common Stock (File No. 333-27167) reserved for issuance under the Reinsurance Group of America, Incorporated Flexible Stock Plan for Directors. (The number of shares originally registered has been adjusted to give effect to the Registrant’s three-for-two stock splits effected in August 1997 and March 1999.) This Registration Statement registers an additional 100,000 shares of Common Stock that have become available for issuance under the Reinsurance Group of America, Incorporated Flexible Stock Plan for Directors since the filing date of the prior Registration Statement.

Incorporation by Reference of Previous Registration Statements

        The Registrant registered 112,500 shares of Common Stock, which are issuable under the Reinsurance Group of America, Incorporated Flexible Stock Plan (the “Plan”), on a Registration Statement on Form S-8 (File No. 333-27167), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 15, 1997. The number of shares of Common Stock originally registered has been adjusted to give effect to the Registrant’s three-for-two stock splits effected in August 1997 and March 1999. This Registration Statement registers an additional 100,000 shares of Common Stock that have become available for issuance under the Plan since the filing date of the prior Registration Statement.

        Pursuant to the instructions to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-27167) are incorporated by reference hereto, except to the extent superceded hereby.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on this 5th day of October, 2004.

REINSURANCE GROUP OF AMERICA, INCORPORATED

By:	/s/ Jack B. Lay
Jack B. Lay Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jack B. Lay and James E. Sherman, or either of them, his attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ A. Greig Woodring	President, Chief Executive Officer and Director (Principal Executive Officer)	October 5, 2004
A. Greig Woodring

/s/ William J. Bartlett	Director	October 5, 2004
William J. Bartlett

/s/ J. Cliff Eason	Director	October 5, 2004
J. Cliff Eason

/s/ Stuart I. Greenbaum	Director	October 5, 2004
Stuart I. Greenbaum

2

Signature	Title	Date

/s/ Alan C. Henderson	Director	October 5, 2004
Alan C. Henderson

/s/ Leland C. Launer, Jr.	Director	October 5, 2004
Leland C. Launer Jr.

/s/ Joseph A. Reali	Director	October 5, 2004
Joseph A. Reali

/s/ Lisa M. Weber	Director	October 5, 2004
Lisa M. Weber

/s/ Jack B. Lay	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 5, 2004
Jack B. Lay

3

INDEX TO EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of James E. Sherman, Esq.
10.1	Reinsurance Group of America, Incorporated Flexible Stock Plan for Directors, as amended and restated effective May 28, 2003 (incorporated by reference to the registrant’s Proxy Statement on Schedule 14A for the annual meeting of shareholders on May 28, 2003, filed with the Securities and Exchange Commission on April 10, 2003) (File No. 001-11848)
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of James E. Sherman, Esq. (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)